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UNITED STATES
SECURITIESANDEXCHANGECOMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 7, 2005

BIG SKY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	0-28345	72-1381282
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 1003, W2, Oriental Plaza, #1 East Chang An Avenue, Dong Chen District, Beijing, China 100738
(Address of principal executive offices)	(Zip Code)

86-10-8518-2686
Registrant’s telephone number, including area cod

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

X    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On March 7, 2005, Big Sky Energy Corporation (the “Company”) executed  Terms of Business with Matrix-Regent, in conjunction with Matrix-Securities Limited (carrying on business as Matrix Corporate Finance) for the provision of corporate financial advice and services and acting as financial adviser to the Company.  The Company wishes to seek admission to the AIM Market of the London Stock Exchange Plc. and this engagement of Matrix Corporate Finance will provide the Company with the necessary guidance and expertise to pursue such listing.

The terms of the Agreement provides that in the event that the Company is admitted to AIM, the Company will appoint Matrix Corporate Finance as Nominated Advisor (“NOMAD”) to the Company.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits

Exhibit No.	Description
10.71*

Terms of Business Agreement dated 24 February, 2005 and executed on behalf of the Company, 7 March 2005,  between Big Sky Energy Corporation and Matrix-Regent/Matrix-Securities Limited, trading as Matrix Corporate Finance

*  Copy of executed exhibits to be filed as amendment to Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:       March 10, 2005

BIG SKY ENERGY CORPORATION

By: __/s/ Thomas Milne________________

Name:  Thomas Milne

Title:    Chief Financial Officer and Director